SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
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April 2, 2003

Dear Stockholder:

Intel's 2003 Annual Stockholders' Meeting will be held on May 21, 2003 at the Santa Clara Convention Center in Santa Clara, California, and we look forward to your attendance either in person or by proxy. The Notice of Annual Meeting, Proxy Statement and proxy card from Intel's Board of Directors are enclosed. Also enclosed is our Annual Report to Stockholders for 2002. This year, we have substantially revamped our Annual Report with the inclusion of our Form 10-K Annual Report. We hope you find this new format informative and interesting. You can also read the Annual Report on the Internet at www.intel.com/intel/annua102 and the Proxy Statement on the Internet at www.intel.com/intel/finance/proxy03.

I also want to take this opportunity to draw your attention to the stockholder proposal in our Proxy Statement that the Board be requested to have Intel adopt the accounting treatment known as "expensing" for our employee stock option grants. We are strongly opposed to the mandated use of expensing, which we believe is a deeply flawed method of accounting that will affect the accuracy and clarity of our financial reporting and that has the potential for causing real economic harm to Intel and our stockholders. The proponents of this proposal believe that expensing stock options in a corporation's income statement will curb stock option abuses. Stock option abuses, however, are not an accounting issue but a corporate governance issue. Abuse should be addressed by holding directors accountable for their decisions concerning executive compensation. Intel has been an active proponent of strong corporate governance.

Stock option accounting should fairly present the economic effect of stock options on the company and its stockholders, and we believe that our current accounting and disclosure do that now. We believe that the proposed accounting change would not make our financial statements more transparent; we believe it would make our financial statements less meaningful and reliable. The accounting regulators are currently engaged in a major review of the accounting for stock options, and it would be premature for Intel to change its accounting practices before the deliberations of the standards-setting bodies have concluded, especially considering the high level of uncertainty and debate. For each company to set its own standard may lead to financial statements that are not comparable with those of other companies.

We believe that the adoption of "expensing" for stock options will not aid companies and stockholders in solving real problems with executive compensation; instead, it will harm the ability of Intel and other companies to use option plans that distribute options broadly to employees. We believe that our current broad-based stock option program is a powerful employee incentive and retention tool that benefits all of our stockholders. For years, the U.S. economy has increasingly been driven by the contributions of knowledge workers. Broad-based stock option plans offer the opportunity of ownership and provide owner-like motivation to knowledge workers. After 40 years in a knowledge-based industry, I do not know a better way to achieve this sense of ownership—not even a close second.

I strongly encourage you to read Proposal 2 in the Proxy Statement, and our Board's statement opposing the proposal, and then to vote "AGAINST" the proposal.

Sincerely yours,

Andrew S. Grove
Chairman of the Board

employee services notice

April 10, 2003

Your action is required to vote online
Vote on the election of Intel's directors and the accounting treatment of employee stock options: A message from Andy Grove

This year's Annual Stockholders' Meeting includes the annual election of the Board of Directors and a stockholder proposal requesting expensing of stock options. Intel's Board of Directors recommends that you vote FOR election of the director nominees and AGAINST the stockholder proposal requesting the expensing of stock options. Please refer to the 2003 Proxy Statement for detailed information on each of the proposals and the annual meeting.

A Message From Andy Grove

I want to take this opportunity to draw your attention to the stockholder proposal in our Proxy Statement that the Board be requested to have Intel adopt the accounting treatment known as "expensing" for our employee stock option grants. We are strongly opposed to the mandated use of expensing, which we believe is a deeply flawed method of accounting that will affect the accuracy and clarity of our financial reporting and that has the potential for causing real economic harm to Intel and our stockholders. The proponents of this proposal believe that expensing stock options in a corporation's income statement will curb stock option abuses. Stock option abuses, however, are not an accounting issue but a corporate governance issue. Abuse should be addressed by holding directors accountable for their decisions concerning executive compensation. Intel has been an active proponent of strong corporate governance.

Stock option accounting should fairly present the economic effect of stock options on the company and its stockholders, and we believe that our current accounting and disclosure do that now. We believe that the proposed accounting change would not make our financial statements more transparent; we believe it would make our financial statements less meaningful and reliable. The accounting regulators are currently engaged in a major review of the accounting for stock options, and it would be premature for Intel to change its accounting practices before the deliberations of the standards-setting bodies have concluded, especially considering the high level of uncertainty and debate. For each company to set its own standard may lead to financial statements that are not comparable with those of other companies.

We believe that the adoption of "expensing" for stock options will not aid companies and stockholders in solving real problems with executive compensation; instead, it will harm the ability of Intel and other companies to use option plans that distribute options broadly to employees. We believe that our current broad-based stock option program is a powerful employee incentive and retention tool that benefits all of our stockholders. For years, the U.S. economy has increasingly been driven by the contributions of knowledge workers. Broad-based stock option plans offer the opportunity of ownership and provide owner-like motivation to knowledge workers. After 40 years in a knowledge-based industry, I do not know a better way to achieve this sense of ownership—not even a close second.

I strongly encourage you to read Proposal 2 in the Proxy Statement, and our Board's statement opposing the proposal, and then to vote "AGAINST" the proposal.

Instructions for Voting

To vote, visit Proxy Vote, and follow the voting instructions. You will need your personal account number and your proxy access number to vote, which are in the table below. You may have received more than one message with different control numbers, most likely because your name is listed differently on different accounts, e.g., Robert A. Smith and R.A. Smith. (Note: If you have questions about combining your different accounts, send an e-mail to Computershare). To vote, you will need to vote once for each account number you receive.

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Annual Report

To view Intel's Annual Report, visit 2002 Annual Report.

Notice of Annual Stockholders' Meeting

Intel's 2003 Annual Stockholders' Meeting will be May 21, 2003, at the Santa Clara Convention Center. You can view the meeting via live Webcast. During the Webcast, you will be able to submit questions by following the instructions on the site. You can replay the Webcast until June 20, 2003.

The agenda for the annual meeting includes the annual election of directors and a stockholder proposal requesting expensing of stock options. Intel's board of directors recommends that you vote for election of the slate of director nominees and against the stockholder proposal. Please refer to the proxy statement for detailed information on each of the proposals and the annual meeting.

Voting your 401(k) Savings Plan shares

If you are a U.S. employee who participates in Intel's 401(k) Saving Plan, your vote represents the number of shares in your Plan account, and your vote will serve as a voting instruction for Mellon Bank, N.A., the Plan trustee, or its designee. To submit your voting instructions for your 401(k) plan shares, follow the steps in "Instructions for Voting" above.

Mellon and its designee will hold your voting instructions confidential and only the total voting results will be reported at the annual meeting. If you hold shares through the Plan, you must submit your vote by May 16, 2003 to allow Mellon Bank or its designee time to review your voting instructions and vote on behalf of the Plan. If Mellon or its designee does not receive your voting instructions for shares in your Plan account, Mellon or its designee will vote those shares in the same proportion as other Plan participants' shares for which voting instructions have been received.

Why did I receive paper copies of the Proxy and Annual Report?

Intel can only control delivery of materials to certain accounts: your 401(k) Savings Plan accounts, your Free$tock accounts and stock accounts that you may have registered in your name with Computershare. If you hold other accounts, such as private brokerage accounts, you will generally receive one copy of annual meeting materials for each account. To reduce the number of copies you receive, you will need to enroll for electronic delivery for these accounts, and you can generally enroll directly with your brokerage firm or through Investor Communications Services. Please note that UBS PaineWebber** does not currently offer electronic delivery of statements or annual meeting materials to its accountholders.

Questions?

If you have any questions about submitting your vote or viewing the online versions of the Proxy Statement and Annual Report, e-mail Electronic Delivery or call Intel Investor Relations at (iNet) 765-1480 (408-765-1480).

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